UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 20, 2018

Houlihan Lokey, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37537	95-2770395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10250 Constellation Blvd., 5th Floor Los Angeles, CA	90067
(Address of Principal Executive Offices)	(Zip Code)

(310) 788-5200

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

This Current Report on Form 8-K/A (this “Amendment”) updates information disclosed in the Current Report on Form 8-K filed by Houlihan Lokey, Inc. (the “Company”) on September 25, 2018 (the “Original Filing”) relating to the Company’s Annual Meeting of Stockholders held on September 20, 2018 (the “Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding how frequently the Company will conduct future advisory votes on the compensation of named executive officers (“Say on Pay Votes”). No other changes have been made to the Original Filing and this Amendment should be read in conjunction with the Original Filing.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As previously reported in the Original Filing, in a non-binding advisory vote on the frequency of future Say on Pay Votes held at the Annual Meeting, 346,068,767 votes were cast for one year, 2,756 votes were cast for two years, 515,719 votes were cast for three years, and 12,988 votes abstained. The Company has considered the outcome of this advisory vote and has determined, as was recommended with respect to this proposal by the Company’s board of directors in the proxy statement for the Annual Meeting, that the Company will hold future Say on Pay Votes on an annual basis until the occurrence of the next advisory vote on the frequency of Say on Pay Votes or the Company’s board of directors resolves to modify such frequency. The next advisory vote regarding the frequency of Say on Pay Votes is required to occur no later than the Company’s 2024 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOULIHAN LOKEY, INC.

By:	/s/ Christopher M. Crain

Name:	Christopher M. Crain

Title:	General Counsel and Secretary

Date: October 19, 2018